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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 24, 2001 relating to the consolidated financial statements as of and for each of the years in the two year period ended December 30, 2000, which appears in the Annual Report on Form 10-K of Tractor Supply Company for the year ended December 30, 2000.



/s/ PricewaterhouseCoopers LLP

Knoxville, Tennessee
January 28, 2003